Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2023 RESULTS

-	Price-led organic growth, strong operational execution, and continuing acquisition activity drive strong start to 2023
-	Revenue of $1.901 billion, up 15.4%
-	Net income(a) of $197.8 million and adjusted EBITDA(b) of $566.9 million
-	Net income and adjusted net income(b) of $0.77 and $0.89 per share, respectively
-	Net cash provided by operating activities of $442.4 million and adjusted free cash flow(b) of $274.0 million
-	On track to achieve full year outlook as provided in February, with potential upside from any additional acquisitions, increases in recycled commodities and renewable fuels values, or reduction of inflationary pressures

TORONTO, ONTARIO, April 26, 2023 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2023.

“Record solid waste pricing growth, strong operational execution and continuing acquisition activity in the first quarter provided a strong start to the year.  Q1 was recognized to be a difficult year-over-year comparison given the precipitous decline in resource recovery values during the second half of 2022, and results in the period were further affected by weather-related impacts to solid waste roll-off activity and landfill volumes, particularly on the West Coast.  Underlying adjusted EBITDA(b) margins were in line with our expectations, but acquisitions completed since the year-ago period were 30 basis points dilutive to reported margins, or more than 20 basis points higher than expected, given the disproportionate weather-related impacts on West Coast acquisitions,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

Mr. Mittelstaedt added, “Continued visibility on pricing, improving trends in labor availability and retention, and recent normalization of weather patterns position us to deliver the full year outlook we provided in February.  And as we also noted then, upside potential to this outlook remains from any additional acquisitions, increases in recycled commodities and renewable fuels values, or reduction of inflationary pressures.  We’ve already closed approximately $45 million of acquired revenue year-to-date, and currently expect that pace of activity to continue throughout the year.”

Q1 2023 Results

Revenue in the first quarter totaled $1.901 billion, up from $1.646 billion in the year ago period.  Operating income was $314.7 million, which included $4.3 million primarily in transaction-related expenses and impairments and other operating items.  This compares to operating income of $273.9 million in the first quarter of 2022, which included $6.6 million primarily related to transaction-related expenses.  Net income in the first quarter was $197.8 million, or $0.77 per share on a diluted basis of 258.0 million shares. In the year ago period, the Company reported net income of $180.3 million, or $0.69 per share on a diluted basis of 259.6 million shares.

Adjusted net income(b) in the first quarter was $230.4 million, or $0.89 per diluted share, up from $213.4 million, or $0.82 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the first quarter was $566.9 million, as compared to $502.1 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

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(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q1 2023 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on April 27th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until May 4, 2023, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #6074895.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on April 27th, providing the Company's second quarter 2023 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, along with resource recovery primarily through recycling and renewable fuels generation.  The Company serves more than eight million residential, commercial and industrial customers in mostly exclusive and secondary markets across 43 states in the U.S. and six provinces in Canada.  Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.  For more information, visit Waste Connections at wasteconnections.com.

Environmental, Social and Governance

Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation.  In 2020, the Company introduced long-term, aspirational ESG targets and committed $500 million to the advancement of such sustainability targets. These investments primarily focus on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement.  The Company’s 2022 Sustainability Report provides progress updates on its targets and investments towards their achievement, and introduces new emissions reduction targets.  For more information, visit wasteconnections.com/sustainability.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2023 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended March 31,
		2022			2023

Revenues			$1,646,255			$1,900,503
Operating expenses:
Cost of operations			989,518			1,146,941
Selling, general and administrative			163,414			193,667
Depreciation			179,950			204,059
Amortization of intangibles			37,635			39,282
Impairments and other operating items			1,878			1,865
Operating income			273,860			314,689

Interest expense			(41,324)			(68,353)
Interest income			137			2,715
Other income (expense), net			(3,466)			3,174
Income before income tax provision			229,207			252,225

Income tax provision			(48,839)			(54,389)
Net income			180,368			197,836
Less: Net income attributable to noncontrolling interests			(44)			(23)
Net income attributable to Waste Connections			$180,324			$197,813

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.70			$0.77

Diluted			$0.69			$0.77

Shares used in the per share calculations:
Basic			258,946,933			257,372,942
Diluted			259,560,983			257,988,971

Cash dividends per common share			$0.23			$0.255

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2022	March 31, 2023
ASSETS
Current assets:
Cash and equivalents	$78,637	$133,860
Accounts receivable, net of allowance for credit losses of $22,939 and $22,239 at December 31, 2022 and March 31, 2023, respectively	833,862	814,680
Prepaid expenses and other current assets	205,146	185,718
Total current assets	1,117,645	1,134,258

Restricted cash	102,727	106,625
Restricted investments	68,099	74,358
Property and equipment, net	6,950,915	6,956,620
Operating lease right-of-use assets	192,506	195,030
Goodwill	6,902,297	6,940,567
Intangible assets, net	1,673,917	1,697,193
Other assets, net	126,497	122,443
Total assets	$17,134,603	$17,227,094
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$638,728	$526,229
Book overdraft	15,645	21,067
Deferred revenue	325,002	336,613
Accrued liabilities	431,247	390,195
Current portion of operating lease liabilities	35,170	34,078
Current portion of contingent consideration	60,092	64,489
Current portion of long-term debt and notes payable	6,759	10,513
Total current liabilities	1,512,643	1,383,184

Long-term portion of debt and notes payable	6,890,149	6,921,839
Long-term portion of operating lease liabilities	165,462	169,051
Long-term portion of contingent consideration	21,323	21,333
Deferred income taxes	1,013,742	1,041,152
Other long-term liabilities	417,640	451,571
Total liabilities	10,020,959	9,988,130
Commitments and contingencies
Equity:
Common shares: 257,211,175 shares issued and 257,145,716 shares outstanding at December 31, 2022; 257,547,090 shares issued and 257,487,434 shares outstanding at March 31, 2023	3,271,958	3,274,564
Additional paid-in capital	244,076	238,484
Accumulated other comprehensive loss	(56,830)	(60,572)
Treasury shares: 65,459 and 59,656 shares at December 31, 2022 and March 31, 2023, respectively	-	-
Retained earnings	3,649,494	3,781,519
Total Waste Connections’ equity	7,108,698	7,233,995
Noncontrolling interest in subsidiaries	4,946	4,969
Total equity	7,113,644	7,238,964
Total liabilities and equity	$17,134,603	$17,227,094

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended march 31, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2022	2023
Cash flows from operating activities:
Net income	$180,368	$197,836
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	2,090	1,910
Depreciation	179,950	204,059
Amortization of intangibles	37,635	39,282
Deferred income taxes, net of acquisitions	38,378	28,229
Current period provision for expected credit losses	3,022	2,247
Amortization of debt issuance costs	1,195	1,621
Share-based compensation	14,635	18,469
Interest accretion	4,448	4,884
Adjustments to contingent consideration	(52)	(637)
Other	382	(2,937)
Net change in operating assets and liabilities, net of acquisitions	(21,154)	(52,605)
Net cash provided by operating activities	440,897	442,358

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(355,212)	(144,611)
Capital expenditures for property and equipment	(152,318)	(175,786)
Proceeds from disposal of assets	15,012	1,260
Other	2,637	1,378
Net cash used in investing activities	(489,881)	(317,759)

Cash flows from financing activities:
Proceeds from long-term debt	1,305,288	336,649
Principal payments on notes payable and long-term debt	(505,597)	(320,027)
Payment of contingent consideration recorded at acquisition date	(3,571)	(1,319)
Change in book overdraft	87	5,421
Payments for repurchase of common shares	(424,999)	-
Payments for cash dividends	(59,391)	(65,788)
Tax withholdings related to net share settlements of equity-based compensation	(17,236)	(22,966)
Debt issuance costs	(4,382)	-
Proceeds from issuance of shares under employee share purchase plan	1,554	1,841
Proceeds from sale of common shares held in trust	305	765
Net cash provided by (used in) financing activities	292,058	(65,424)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	595	(54)

Net increase in cash, cash equivalents and restricted cash	243,669	59,121
Cash, cash equivalents and restricted cash at beginning of period	219,615	181,364
Cash, cash equivalents and restricted cash at end of period	$463,284	$240,485

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2023:

Three months ended March 31, 2023
Core Price	11.0%
Surcharges	0.8%
Volume	(1.3%)
Recycling	(1.9%)
Foreign Exchange Impact	(0.9%)
Total	7.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2022 and 2023:

	Three months ended March 31, 2022
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,199,452	$(2,883)	$1,196,569	72.7%
Solid Waste Disposal and Transfer	517,722	(213,019)	304,703	18.5%
Solid Waste Recycling	63,094	(2,573)	60,521	3.7%
E&P Waste Treatment, Recovery and Disposal	43,555	(2,732)	40,823	2.5%
Intermodal and Other	45,693	(2,054)	43,639	2.6%
Total	$1,869,516	$(223,261)	$1,646,255	100.0%

	Three months ended March 31, 2023
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,434,647	$(5,514)	$1,429,133	75.2%
Solid Waste Disposal and Transfer	616,954	(262,445)	354,509	18.7%
Solid Waste Recycling	31,301	(623)	30,678	1.6%
E&P Waste Treatment, Recovery and Disposal	51,759	(3,624)	48,135	2.5%
Intermodal and Other	38,212	(164)	38,048	2.0%
Total	$2,172,873	$(272,370)	$1,900,503	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended March 31, 2022 and 2023:

	Three months ended March 31,
	2022	2023
Acquisitions, net	$110,007	$132,109

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2022 and 2023:

	Three months ended March 31,
	2022	2023
Cash Interest Paid	$32,159	$55,131
Cash Taxes Paid	17,389	11,326

Debt to Book Capitalization at March 31, 2023: 49%

Internalization for the three months ended March 31, 2023: 56%

Days Sales Outstanding for the three months ended March 31, 2023: 39 (23 net of deferred revenue)

Share Information for the three months ended March 31, 2023:

Basic shares outstanding	257,372,942
Dilutive effect of equity-based awards	616,029
Diluted shares outstanding	257,988,971

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2022	2023
Net income attributable to Waste Connections	$180,324	$197,813
Plus: Net income attributable to noncontrolling interests	44	23
Plus: Income tax provision	48,839	54,389
Plus: Interest expense	41,324	68,353
Less: Interest income	(137)	(2,715)
Plus: Depreciation and amortization	217,585	243,341
Plus: Closure and post-closure accretion	4,096	4,520
Plus: Impairments and other operating items	1,878	1,865
Plus/(Less): Other expense (income), net	3,466	(3,174)
Adjustments:
Plus: Transaction-related expenses(a)	4,540	2,081
Plus: Fair value changes to equity awards(b)	161	373
Adjusted EBITDA	$502,120	$566,869

As % of revenues	30.5%	29.8%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry. Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and periodic distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2022	2023
Net cash provided by operating activities	$440,897	$442,358
Plus: Change in book overdraft	87	5,421
Plus: Proceeds from disposal of assets	15,012	1,260
Less: Capital expenditures for property and equipment	(152,318)	(175,786)
Adjustments:
Cash received for divestitures(a)	(5,671)	-
Transaction-related expenses(b)	23,404	1,249
Pre-existing Progressive Waste share-based grants(c)	76	(2)
Tax effect(d)	(1,110)	(519)
Adjusted free cash flow	$320,377	$273,981

As % of revenues	19.5%	14.4%

___________________________

(a)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(b)	Reflects the addback of acquisition-related transaction costs and the settlement of an acquired tax liability.
(c)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(d)	The aggregate tax effect of footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2022	2023
Reported net income attributable to Waste Connections	$180,324	$197,813
Adjustments:
Amortization of intangibles(a)	37,635	39,282
Impairments and other operating items(b)	1,878	1,865
Transaction-related expenses(c)	4,540	2,081
Fair value changes to equity awards(d)	161	373
Tax effect(e)	(11,092)	(11,024)
Adjusted net income attributable to Waste Connections	$213,446	$230,390
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.69	$0.77
Adjusted net income	$0.82	$0.89

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects adjustments for impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.